UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

RADNET, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-33307	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California 90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 24, 2014, RadNet, Inc. (the “Company”), completed the satisfaction and discharge of the Indenture, dated April 6, 2010, by and among the Company, Radnet Management, Inc., a California corporation (“Radnet Management”), the Guarantors party thereto and U.S. Bank National Association, as Trustee (as supplemented, the “Indenture”) governing Radnet Management’s 10 3/8% Senior Notes due 2018 (the “Notes”).

Interested parties should read the Company’s announcements and public filings regarding the Notes.

Item 8.01 Other Events.

On April 25, 2014, the Company issued a press release announcing the redemption of all of the remaining outstanding Notes and the satisfaction and discharge of the Indenture. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued by RadNet, Inc. on April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014	RadNet, Inc.

	By:	/s/ Mark Stolper
	Name:	Mark Stolper
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued by RadNet, Inc. on April 25, 2014 (this exhibit is furnished and not filed).